As filed with the Securities and Exchange Commission on February 4, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KongZhong Corporation

(Exact name of issuer as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

33rd Floor, Tengda Plaza
No. 168 Xizhimen Wai Street
Beijing, China 100044
(Address of principal executive offices)

KongZhong Corporation
2002 EQUITY INCENTIVE PLAN
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price per Share (2)	Aggregate Offering Price (2)	Registration Fee

Ordinary Shares, par value $0.0000005 per share	104,831,800 ordinary shares	US$0.20	US$20,966,360	US$2,467.74

(1)	Plus such indeterminate number of additional ordinary shares as may be offered and issued to prevent dilution resulting from share splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the ordinary shares represented by the American depositary shares as reported on the NASDAQ National Market System on January 31, 2005.

PART I
PART II
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
EXHIBIT INDEX
EX-4.2 2002 EQUITY INCENTIVE PLAN
EX-4.3 WRITTEN RESOLUTION OF BOARD OF DIRECTORS
EX-5.1 OPINION OF MAPLES AND CALDER
EX-23.1 CONSENT OF DELOITTE TOUCHE TOHMATSU
EX-23.2 CONSENT OF LLINKS LAW OFFICE

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The rules of the Securities and Exchange Commission (the “Commission”) permit KongZhong Corporation (“KongZhong” or the “Registrant”) to incorporate by reference information into this Registration Statement. This means that the Registrant can disclose important information to you by referring you to another document.

     The following documents have been filed by the Registrant with the Commission and are incorporated by reference herein:

     (a) The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 9, 2004; and

     (b) The description of the Registrant’s ordinary shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 29, 2004.

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended articles of association provides for the indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit
Number		Description
3.1	—	Amended Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-116172) originally filed with the Commission on June 4, 2004, as subsequently amended (the “Registration Statement on Form F-1”)).

4.1	—	Specimen of Share Certificate representing the ordinary shares (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form F-1).

4.2	—	KongZhong Corporation 2002 Equity Incentive Plan.

4.3	—	KongZhong Corporation Written Resolution of the Board of Directors passed on December 27, 2004

5.1	—	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, as to the validity of the ordinary shares.

23.1	—	Consent of Deloitte Touche Tohmatsu.

23.2	—	Consent of LLinks Law Office.

23.3	—	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page).

Item 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on February 4, 2005.

KongZhong Corporation
By:	/s/ Yunfan Zhou
	Name:	Yunfan Zhou
	Title:	Chief Executive Officer and Chairman of the Board of Directors

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yunfan Zhou and Richard Wei, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on February 4, 2004 by the following persons in the capacities indicated:

Name	Title
/s/ Yunfan Zhou Yunfan Zhou	Chief Executive Officer and Chairman of the Board of Directors

/s/ Nick Yang Nick Yang	President and Executive Officer Director

/s/ Fan Zhang Fan Zhang	Non-Executive Director

/s/ Charlie Y. Shi Charlie Y. Shi	Independent Director
/s/ Yongqiang Qian Yongqiang Qian	Independent Director
/s/ Richard Wei Richard Wei	Chief Financial Officer
/s/ Yang Yang Yang Yang	Controller

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of KongZhong Corporation, has signed this Registration Statement on February 4, 2005.

Authorized U.S. Representative
By:	/s/ Gregory F. Lavelle
	Name:	Gregory F. Lavelle
	Title:	Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit
Number		Description
3.1	—	Amended Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-116172) originally filed with the Commission on June 4, 2004, as subsequently amended (the “Registration Statement on Form F-1”)).

4.1	—	Specimen of Share Certificate representing the ordinary shares (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form F-1).

4.2	—	KongZhong Corporation 2002 Equity Incentive Plan.

4.3	—	KongZhong Corporation Written Resolution of the Board of Directors passed on December 27, 2004.

5.1	—	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, as to the validity of the ordinary shares.

23.1	—	Consent of Deloitte Touche Tohmatsu.

23.2	—	Consent of LLinks Law Office.

23.3	—	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page).